Exhibit 5.1

December 6, 2023

ZyVersa Therapeutics, Inc.

2200 N. Commerce Parkway, Suite 208

Weston, FL 33326

Ladies and Gentlemen:

We have acted as counsel for ZyVersa Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), including a related preliminary prospectus filed with the Registration Statement (the “Prospectus”), with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering an offering of (i) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) Series A common stock purchase warrants (the “Series A Common Warrants”) to purchase shares of Common Stock (the “Series A Common Warrant Shares”), (iii) Series B common stock purchase warrants (the “Series B Common Warrants,” and together with the Series A Common Warrants, the “Common Warrants”) to purchase shares of Common Stock (the “Series B Common Warrant Shares,” and together with the Series A Common Warrants Shares, the “Common Warrant Shares”), and (iv) pre-funded warrants (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”) to purchase shares of Common Stock (together with the Common Warrant Shares, the “Warrant Shares”). The proposed maximum aggregate offering price of the Shares of Common Stock and the Warrant Shares is $7,500,000.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation as currently in effect, (ii) the Company’s Bylaws as currently in effect, (iii) the Registration Statement and the Prospectus, (iv) the form of Common Warrant, (v) the form of Pre-Funded Warrant, and (vi) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares, when duly issued and sold by the Company as contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid, and non-assessable, (ii) the Warrants, when duly issued and sold by Company as contemplated in the Registration Statement and the Prospectus, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, and (iii) the Warrant Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid, and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and, with respect to the enforceability of the Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

ZyVersa Therapeutics, Inc.
December 6, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP